Exhibit 10.1
AMBAC FINANCIAL GROUP, INC.
RESTRICTED STOCK UNIT AGREEMENT
FOR LONG-TERM INCENTIVE COMPENSATION AWARD
Effective as of [DATE] (the “Grant Date”), [NAME] (the “Participant”) has been granted a Full Value Award under the Ambac Financial Group, Inc. Incentive Compensation Plan (the “Incentive Plan”) and in accordance with the Ambac Financial Group, Inc. Long-Term Incentive Compensation Plan (the “LTIP”), which is a subplan to the Incentive Plan, in the form of restricted stock units. In addition to the terms and conditions of the Incentive Plan and the LTIP, the Award shall be subject to the following terms and conditions (sometimes referred to as this “Agreement”).
1.Defined Terms. Capitalized terms used in this Agreement which are not otherwise defined herein shall have the meaning specified in the Incentive Plan or the LTIP, as applicable.
2.    Grant of Restricted Stock Units. Subject to the terms of this Agreement, the Incentive Plan and the LTIP, effective as of the Grant Date the Participant is hereby granted [NUMBER] restricted stock units (the “Restricted Stock Units”). This Award contains the right to dividend equivalent units (“Dividend Equivalent Units”) as described in Section 3. Each Restricted Stock Unit shall become vested as described in Section 4 and each vested Restricted Stock Unit shall be settled in accordance with Section 6.
3.    Dividend Equivalent Units. The Participant shall be entitled to Dividend Equivalent Units in accordance with the following:

(a)
If a dividend with respect to shares of Common Stock is payable in cash, then, as of the applicable dividend payment date, the Participant shall be credited with that number of Dividend Equivalent Units equal to (i) the cash dividend payable with respect to a share of Common Stock, multiplied by (ii) the number of Restricted Stock Units outstanding (i.e., the number of Restricted Stock Units granted hereunder less the number of such Restricted Stock Units that have settled in accordance with Section 6 below) on the applicable dividend record date plus the number of previously credited Dividend Equivalent Units with respect to such Restricted Stock Units, if any, divided by (iii) the Fair Market Value of a share of Common Stock on the dividend payment date.

(b)
If a dividend with respect to shares of Common Stock is payable in shares of Common Stock, then, as of the dividend payment date, the Participant shall be credited with that number of Dividend Equivalent Units equal to (i) the number of shares of Common Stock distributed in the dividend with respect to a share of Common Stock, multiplied by (ii) the number of Restricted Stock Units outstanding on the applicable dividend record date plus the number of previously credited Dividend Equivalent Units with respect to such Restricted Stock Units, if any.

Dividend Equivalent Units shall be subject to the same vesting provisions as the Restricted Stock Units to which they relate and shall be settled in accordance with Section 6.
4.    Vesting and Forfeiture of Awards. All Restricted Stock Units and Dividend Equivalent Units shall be unvested unless and until they become vested and nonforfeitable in accordance with this Section 4. Subject to the Participant’s continuing service as an employee of Ambac Financial Group, Inc. (“Ambac”), or its subsidiaries, through the applicable vesting date, and the terms and conditions of this Agreement, the Incentive Plan and the LTIP, the Restricted Stock Units and associated Dividend Equivalent Units shall vest in three equal annual installments on January 2, 2020, January 2, 2021 and January 2, 2022. Except as provided in Section 5(a), if the Participant’s termination of employment with Ambac and its subsidiaries (the “Termination Date”) occurs for any reason prior to a vesting date, all Restricted Stock Units and associated Dividend Equivalent Units which are not vested upon the Participant’s Termination Date shall immediately expire and shall be forfeited and the Participant shall have no further rights with respect to such Restricted Stock Units or associated Dividend Equivalent Units.
5.    Termination of Employment.

(a)
Notwithstanding the provisions of Section 4, if the Participant’s Termination Date occurs by reason of (1) Disability (as defined in the Employment Agreement referenced in clause (4) of this subsection)), (2) Retirement (as defined in Section 5(b)), (3) involuntary termination by the Company other than for Cause (as defined in the Employment Agreement), (4) as a result of the Company’s failure to extend the term of the Employment Agreement between Ambac, AAC and the Participant, dated as of [DATE] (the “Employment Agreement”) pursuant to Section 2 thereof, (5) termination by the Participant for Good Reason (as defined in the Employment Agreement), or (6) death, all Restricted Stock Units and associated Dividend Equivalent Units shall vest upon the Participant’s Termination Date.

(b)
For purposes of the Award evidenced by this Agreement, (i) the terms “Cause,” “Disability” and “Good Reason” shall have the meanings specified in the Employment Agreement, and (ii) a Participant’s Termination Date shall be considered to occur on account of “Retirement” if the Participant’s Termination Date occurs on or after the date on which the following conditions have been satisfied and such Termination Date does not occur for any other reason: (x) the Participant has attained age 60; (y) the Participant has provided at least ten (10) years of service to the Company; and (z) the Participant has provided at least 90 days’ prior notice of his or her Termination Date due to retirement from the Company.
6.    Settlement. Subject to the terms and conditions of this Agreement, Restricted Stock Units and associated Dividend Equivalent Units that have become vested in accordance with Section 4 or 5 shall be settled as soon as practicable after the date on which the Restricted Stock Units and associated Dividend Equivalent Units vest and, in any event, by no later than March 15 of the calendar year following the calendar year in which the Restricted Stock Units and associated Dividend Equivalent Units vest. Settlement of the vested Restricted Stock Units and associated Dividend Equivalent Units shall be made in the form of shares of Common Stock with one share of Common Stock being issued in settlement of each Restricted Stock Unit and associated Dividend Equivalent Unit (any fractional share being rounded up to the next whole unit). Upon the settlement of any vested Restricted Stock Units and Dividend Equivalent Units, such Restricted Stock Units and Dividend Equivalent Units shall be cancelled.
7.    Withholding. All Awards and payments under this Agreement are subject to withholding of all applicable taxes. Such withholding obligations shall be satisfied through amounts that the Participant is otherwise to receive upon settlement.
8.    Transferability. This Award is not transferable except as designated by the Participant by will or by the laws of descent and distribution.
9.    Heirs and Successors. If any benefits deliverable to the Participant under this Agreement have not been delivered at the time of the Participant’s death, such rights shall be delivered to the Participant’s estate.
10.    Administration. The authority to administer and interpret this Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to this Agreement as it has with respect to the Incentive Plan and the LTIP. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.
11.    Adjustment of Award. In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Common Stock, the Committee shall, in order to preserve the benefits or prevent the enlargement of benefits of this Award, and in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares subject to this Award and (b) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of this Award with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of this Award in return for cash payment of the current value of this Award, determined as though this Award is fully vested at the time of payment).
12.    Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, through Ambac’s stock compensation administration system or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Company at its principal offices, to the Participant at the Participant’s address as last known by the Company or, in either case, such other address as one party may designate in writing to the other.
13.    Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of New York and applicable federal law.
14.    Amendments. The Board of Directors may, at any time, amend or terminate the Incentive Plan, and the Board of Directors or the Committee may amend this Agreement or the LTIP, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under this Agreement prior to the date such amendment or termination is adopted by the Board of Directors or the Committee, as the case may be.
15.    Award Not Contract of Employment. The Award does not constitute a contract of employment or continued service, and the grant of the Award will not give the Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Incentive Plan, the LTIP or this Agreement, unless such right or claim has specifically accrued under the terms of the Incentive Plan and this Agreement.
16.    Severability. If a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.
17.    Incentive Plan and LTIP Govern. The Award evidenced by this Agreement is granted pursuant to the Incentive Plan, and the Restricted Stock Units, Dividend Equivalent Units and this Agreement are in all respects governed by the Incentive Plan (including the LTIP) and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.
18.    Special Section 409A Rules. To the fullest extent possible, amounts and other benefits payable under the Agreement are intended to comply with or be exempt from the provisions of section 409A of the Code. This Agreement will be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent; provided, however, that the Company does not guarantee the tax treatment of the Award. Notwithstanding any other provision of this Agreement to the contrary, if any payment or benefit hereunder is subject to section 409A of the Code, and if such payment or benefit is to be paid or provided on account of the Participant’s termination of employment (or other separation from service):

(a)
and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s separation from service; and

(b)
the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

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Michael Reilly
Chief Administrative Officer

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